Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-128227) previously filed by SpectraScience, Inc. of our report dated March 27, 2008 with respect to our audit of the consolidated financial statements of SpectraScience, Inc. as of December 31, 2007 and for the year then ended, which appears in this Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ J.H. Cohn LLP

San Diego, California
March 30, 2009